UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 15, 2020

Town Sports International Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36803	20-0640002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 US North Highway 1, Suite 201, Jupiter, Florida		33477
(Address of Principal Executive Offices)		(Zip Code)

399 Executive Boulevard, Elmsford, New York		10523
(Mailing Address)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 246-6700

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.001 par value per share	CLUB	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2020, the Board of Directors (the “Board”) of Town Sports International Holdings, Inc. (the “Company”) approved the appointment of Justin Lundberg as a member of the Board with immediate effect, and appointed him to serve as a member of the Board’s Audit Committee.

Justin Lundberg is an attorney admitted to the bar in 2002, who has practiced in Boston, Massachusetts for large firms in the areas of intellectual property and litigation. Since January 2019, Justin has been General Counsel and Chairman of the Board of Directors for Nature’s Remedy of Massachusetts. Justin also owned and operated several large multi-sport health and fitness clubs from 2005 to 2017, and since August 2016, has taught business studies courses specializing in the field of Sport Management at Assumption College in Worcester, Massachusetts. In 2018, he was a consultant to the Company. He is also a licensed real estate broker, and has been a director at MOK Capital Advisors since November 2018. Justin holds his Juris Doctor from Suffolk University Law School, a Master’s in Biology from Worcester Polytechnic Institute, and a Bachelor of Science from College of the Holy Cross.

Mr. Lundberg serves as the sole member of JSP Realty Investments, LLC (“JSP”), a company that receives annual payments from the Company of approximately $150,000 as part of a lease for real property located in Westborough, MA and for electricity credits generated by a solar array also located in Westborough. As the sole member of JSP, Mr. Lundberg is the sole beneficiary of such transactions.

Mr. Lundberg is not party to any arrangement or understanding with any person pursuant to which he was appointed as a director. Mr. Lundberg is not party to any transactions in fiscal year 2020 requiring disclosure under Item 404(a) of Regulation S-K that involve the Company, excluding the transactions described herein. The Board has determined that Mr. Lundberg has the requisite independence, professional experience and ability to read and understand fundamental financial statements to serve as a member of the Audit Committee.

Item 5.08	Shareholder Director Nominations.

The Board has determined that it plans to hold the Company’s Annual Meeting of Stockholders on Monday, September 14, 2020 at 10:00 a.m. Eastern time (the “2020 Annual Meeting”). The record date for the determination of stockholders entitled to receive notice of and vote at the 2020 Annual Meeting shall be the close of business on July 20, 2020. Because the date of the 2020 Annual Meeting differs by more than thirty days from the anniversary date of the 2019 Annual Meeting of Stockholders, the Company is using this Current Report on Form 8-K to provide the due date for the submission of any qualified stockholder proposals or qualified stockholder nominations. The location of the 2020 Annual Meeting will be as set forth in the Company’s proxy statement for the 2020 Annual Meeting, to be filed prior to the 2020 Annual Meeting with the Securities and Exchange Commission (“SEC”).

In accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any stockholder proposal intended to be considered for inclusion in the Company’s proxy materials for the 2020 Annual Meeting must be delivered to, or mailed to and received at, the Company’s principal executive offices located at 399 Executive Boulevard, Elmsford, New York 10523 Attention: General Counsel, on or before the close of business on August 1, 2020, which the Company has determined to be a reasonable time before it expects to begin to print and distribute its proxy materials prior to the 2020 Annual Meeting. In addition to complying with this deadline, stockholder proposals intended to be considered for inclusion in the Company’s proxy materials for the 2020 Annual Meeting must also comply with all applicable SEC rules, including Rule 14a-8, as well as the Company’s bylaws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.
(Registrant)

Date: July 21, 2020	By:	/s/ Patrick Walsh
Patrick Walsh
Chairman and Chief Executive Officer